Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S‑3D) and related Prospectus of Sterling Real Estate Trust (the “Company”) of our report dated March 15, 2017 relating to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10‑K/A) for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

1
/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Chicago, Illinois
July 11, 2017